Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Announces Q3 2008 Results

FORT LAUDERDALE, FL, November 13, 2008 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the third quarter and nine months ended September 30, 2008.

Revenues for the third quarter of 2008 were $4.8 million, compared to $6.8 million in the prior year period. Net loss for the quarter was $(3.2) million, or $(0.13) per diluted share, for the third quarter of 2008, compared to $(2.5) million, or $(0.10) per diluted share, for the third quarter of 2007.

Adjusted EBITDA*, defined as net income (loss) before interest, taxes, depreciation, amortization, stock-based compensation, severance charges, bad debt expense and loss on disposition of assets, for the quarter ended September 30, 2008 was $(1.4) million compared to ($1.1) million in the prior year period.

For the nine months ended September 30, 2008, the Company recorded revenues of $20.0 million, compared to $22.8 million for the same period last year. Net loss for the nine months ended September 30, 2008 was $(11.5) million, or $(0.46) per share, compared to $(5.2) million, or $(0.21) per share, for the first nine months of 2007. Adjusted EBITDA for the first nine months of 2008 totaled $(6.2) million, compared to $(1.9) million in the comparable year period.

Third Quarter 2008 and Subsequent Highlights:

•	Implemented restructured meal delivery program with significantly higher margins

•	Initiated corporate restructuring to reduce overhead by $2.4 million annually

•	Achieved over 37% increase in Q3 2008 meal delivery revenues from prior year

•	Signed 5 channel partner contracts and 7 corporate services license agreements year-to-date

•	Launched 2 channel partner programs and 3 corporate services license programs year-to-date

•	Appointed Linda Kohler as VP, General Manager of Meal Delivery in October 2008

“While the current economic environment is challenging, we remain firmly committed to our strategic direction and are confident that we are positioning our company for a successful 2009 and beyond,” stated President and Chief Executive Officer, Steve Rattner. “We continue to make progress in several key areas of our core businesses, including our payment, billing and fulfillment functionality and meal delivery and food supply chain. With the recent implementation of a new restructured meal delivery program with inventory control methodology and SKU optimization features, we are now able to extend the product shelf-life, have longer production runs and more overall flexibility. This progress reinforces our confidence in our ability to execute the long term strategy of building an integrated health and wellness platform in both consumer and B2B markets.”

Mr. Ratter continued, “Despite our progress, we remain focused on mitigating the impact of the economic environment and continue to take actions to rationalize and optimize the operating and cost structure of the company and our core digital, meal delivery and B2B businesses.”

Conference Call

The company will host a conference call to discuss the third quarter 2008 results at 8:30 a.m. Eastern Time on Friday, November 14, 2008. Participants may access the call by dialing 866-383-7998 (domestic) or 617-597-5329 (international), passcode 78829183. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Friday, November 28, 2008. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 76889991.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net loss	$(3,199)	$(2,495)	$(11,453)	$(5,197)
Interest income, net	63	(63)	11	(148)
Interest expense on secured notes	542	126	1,382	126
Amortization of secured notes	321	62	836	62
Income tax provision	19	55	20	197
Depreciation	437	312	1,127	759
Amortization of intangibles	176	303	705	908
Stock-based compensation	288	463	1,046	1,167
Loss on disposition of fixed assets	—	154	1	176
Bad debt expense	(7)	(1)	82	11
Severance charges	4	(12)	39	74

Adjusted EBITDA	$(1,356)	$(1,096)	$(6,204)	$(1,865)

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required);, changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward- looking statements.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Digital plans	$2,079	$4,369	$7,815	$15,625
Meal delivery	1,417	1,035	8,239	2,427
Other	1,257	1,431	3,914	4,777

Total revenues	4,753	6,835	19,968	22,829

Cost and expenses:
Cost of revenue
Digital plans	640	787	1,838	2,443
Meal delivery	1,407	944	8,530	2,233
Other	108	155	317	411

Total cost of revenue	2,155	1,886	10,685	5,087
Technology and development	1,083	883	3,056	2,774
Sales, marketing and support	2,190	4,218	9,685	13,787
General and administrative	1,403	1,860	5,041	5,233
Amortization of Intangibles	176	303	705	908

Total cost and expenses	7,007	9,150	29,172	27,789

Loss from operations	(2,254)	(2,315)	(9,204)	(4,960)
Interest income	20	70	95	167
Interest expense	(946)	(195)	(2,324)	(207)
Income tax provision	(19)	(55)	(20)	(197)

Net loss	$(3,199)	$(2,495)	$(11,453)	$(5,197)

Loss per common share:
Basic and diluted	$(0.13)	$(0.10)	$(0.46)	$(0.21)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	25,150	24,880	25,103	24,765

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(1,348)	$(1,287)	$(6,323)	$(2,847)
Investing	224	(1,235)	(1,485)	(2,912)
Financing	(343)	9,751	2,177	9,914

	September 30, 2008	December 31, 2007
BALANCE SHEET DATA:
Cash and cash equivalents	$1,531	$7,132
Total assets	21,386	27,691
Deferred Revenue	3,711	3,664
Long-term debt (excluding capital leases)	8,799	6,247
Stockholders’ equity	5,564	12,862

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